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                                   UNITED STATES

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 1, 2002

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                            Wireless WebConnect!, Inc.
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               (Exact name of registrant as specified in its charter)

           Delaware                     001-10588                75-1993841
 ----------------------------           ---------                ----------
 (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)

           2155 Chenault, Suite 314, Carrollton, Texas         75006
      -------------------------------------------------------------------
            (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code   (214) 390-0051

                                 ----------------

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        On March 30, 2001, WWC Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of the Corporation, merged with and into Wireless
WebConnect!, Inc., a Florida corporation, pursuant to the Agreement and Plan of Merger, as amended, dated August 29, 2000, by and among the Corporation, Wireless WebConnect!, the shareholders of Wireless WebConnect! and WWC
Acquisition, Inc. (the "Agreement"). Pursuant to the Agreement, Wireless
WebConnect! emerged as a wholly-owned subsidiary of the Corporation. The
Corporation's stockholders approved the issuance of 21,803,148 shares of common stock to the former shareholders of Wireless WebConnect! (the "Former
Shareholders"). As a result of the merger, the Former Shareholders acquired control of the Corporation through their aggregate holdings of approximately
62.5% of the voting securities of the Corporation.

        On February 1, 2002, pursuant to the Stock Purchase and Exchange
Agreement described in Item 2. below, E-Home.com, Inc., a Texas corporation doing business as HomeMark ("HomeMark") acquired 20,494,959 shares of the Corporation's common stock from the Former Shareholders. As a result, HomeMark acquired control of the Corporation through their holding of approximately 60% of the voting securities of the Corporation.

        In connection with the restructuring, all the directors of the Corporation designated by the Former Shareholders have resigned from the Corporation's Board of Directors, leaving William O. Hunt, John J. McDonald and Richard F. Dahlson as the remaining directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On February 1, 2002,  the Corporation, HomeMark and Wireless
WebConnect!, Inc., a Florida corporation and wholly-owned subsidiary (the
"Subsidiary") of the Corporation entered into a Stock Purchase and Exchange
Agreement, under which the Corporation has sold all of the stock of the Subsidiary to HomeMark, in exchange for $20,000. In turn, HomeMark exchanged the stock of Subsidiary with the Former Shareholders for 20,494,959 shares of the Corporation's common stock (the "Shares") held by the Former
Shareholders. The Corporation also received an option from HomeMark to purchase the Shares from HomeMark for $20,000. The option expires August 1, 2002. In addition, all directors of the Corporation designated by such former Subsidiary shareholders have resigned from the WWC Board of Directors, leaving William O. Hunt, John J. McDonald and Richard F. Dahlson as the remaining directors. In addition to being one of the Corporation's directors, Mr. McDonald is the Corporation's Chief Executive Officer and
Chief Financial Officer and is a consultant to HomeMark.

        As a result of this transaction, the Corporation currently has no operations. It is the intent of the remaining directors to restructure and/or settle the debt owed by the


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Corporation and to look for an attractive reverse merger candidate.   The
Corporation's major creditor, Banca Del Gottardo has indicated that it would be willing to convert all or some portion of its debt upon the satisfaction of certain conditions, including a satisfactory reduction and/or elimination of other debt of Corporation and satisfaction with the merger candidate and the terms and conditions of such reverse merger.

        HomeMark is in the process of acquiring an on-line home auction company. It is contemplated that HomeMark will be the reverse merger candidate. However, the terms of any such transaction have not been finalized, and there can be no assurance that HomeMark will be the reverse merger candidate, that the Corporation will be successful in locating other reverse merger candidates or that the Corporation will be able to restructure or settle the debt owed by the Corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (b)    Proforma financial information (unaudited)(1)             PAGE

               (i) Pro Forma Interim Consolidated Balance Sheet as of December, 2001

               (ii) Pro Forma Consolidated Statement of Operations for the year ended December 2001

       (c)    Exhibits.

              The following is a list of exhibits filed as part of this Current Report on Form 8-K:

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
       Exhibit No.:     Description:
       ------------     ------------
       2.1              Stock Purchase and Exchange Agreement, dated as of
                        February 1, 2002, entered into by and among Wireless
                        WebConnect!, Inc., a Delaware corporation, E-Home.com,
                        Inc., a Texas corporation doing business as HomeMark,
                        the undersigned stockholders of Parent, and Wireless
                        WebConnect!, Inc., a Florida corporation.(2)

       99.1             Press Release of Wireless Web Connect!, Inc. dated
                        February 12, 2002.(2)

(1) It is impractical for the registrant to file such financial statements and related financial data schedule at this time. Such financial statements and related financial data schedule will be filed under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date by which this report on Form 8-K was required to be filed.

(2) Filed herewith.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WIRELESS WEBCONNECT!, INC.


Date: February 13, 2002                 By: /s/ John J. McDonald
                                           ---------------------------------
                                                John J. McDonald
                                                Chief Executive Officer


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                               INDEX TO EXHIBITS

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
       2.1 Stock Purchase and Exchange Agreement, dated as of February 1, 2002, entered into by and among Wireless WebConnect!, Inc., a Delaware corporation, E-Home.com, Inc., a Texas corporation doing business as HomeMark, the undersigned stockholders of Parent, and Wireless WebConnect!, Inc., a Florida corporation.(2)

      99.1 Press Release of Wireless Web Connect!, Inc. dated February 12, 2002.(2)

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